HealthEquity Reports Year-End Sales Metrics
HSA Assets of $14.3 billion, up 24% year-over-year
Draper, Utah – February 8, 2021 – HealthEquity, Inc. (NASDAQ: HQY) ("HealthEquity" or the "Company"), the nation's largest health savings account ("HSA") non-bank custodian, today announced HSA Assets and Total Accounts as of its fiscal year ended January 31, 2021.
The total number of HSAs as of January 31, 2021 was 5.8 million, an increase of 8%, from 5.3 million as of January 31, 2020. The Company closed its fiscal year 2021 with 12.8 million Total Accounts, the same as in the prior fiscal year. HSA Assets grew to $14.3 billion as of January 31, 2021, an increase of 24% from $11.5 billion a year earlier.
“HealthEquity grows as Americans use the full power of HSAs to create healthcare security,” said Jon Kessler, President and CEO of HealthEquity. “And that’s what happened this year as HSA Asset growth increased to 24% in total and 26% organically, HSA Assets topped $14 billion, and the team opened nearly 700,000 new HSAs, even in a difficult economic environment.”
Total Accounts (unaudited)

(in thousands, except percentages)	January 31, 2021	January 31, 2020	% Change
HSAs	5,782	5,344	8%
New HSAs from Sales - Quarter-to-date	370	379	(2)%
New HSAs from Sales - Year-to-date	687	724	(5)%
New HSAs from Acquisitions - Year-to-date	—	757	(100)%
HSAs with investments	333	220	51%
CDBs	7,028	7,437	(5)%
Total Accounts	12,810	12,781	—%
Average Total Accounts - Quarter-to-date	12,659	12,603	—%
Average Total Accounts - Year-to-date	12,604	8,013	57%
HSA Assets (unaudited)

(in millions, except percentages)	January 31, 2021	January 31, 2020	% Change
HSA cash with yield (1)	$9,875	$8,301	19%
HSA cash without yield (2)	244	383	(36)%
Total HSA cash	10,119	8,684	17%
HSA investments with yield (1)	4,078	2,495	63%
HSA investments without yield (2)	138	362	(62)%
Total HSA investments	4,216	2,857	48%
Total HSA Assets	14,335	11,541	24%
Average daily HSA cash with yield - Year-to-date	8,599	6,937	24%
Average daily HSA cash with yield - Quarter-to-date	$9,060	$7,791	16%
(1) HSA Assets that generate custodial revenue.
(2) HSA Assets that do not generate custodial revenue.

Business outlook
For the year ended January 31, 2021, the Company revised its previously provided outlook as follows:
•Revenue in the range of $729 million and $733 million;
•Net income in the range of $5 million and $8 million;
•Adjusted EBITDA in the range of $236 million and $240 million;
•Non-GAAP net income in the range of $125 million and $128 million; and
•Non-GAAP net income per diluted share range between $1.67 and $1.71 (based on an estimated 75 million diluted weighted-average shares outstanding).
The Company also provided fiscal year 2022 revenue guidance in the range of $740 million to $750 million.
See “Non-GAAP financial information” below for definitions of our Adjusted EBITDA and non-GAAP net income. A reconciliation of the non-GAAP financial measures used throughout this release to the most comparable GAAP financial measures is included with the financial tables at the end of this release.
Conference call
HealthEquity management will host a conference call at 4:30 pm (Eastern Time) on Monday, February 8, 2021 to discuss the fiscal 2021 sales metrics. The conference call will be accessible by dialing 844-791-6252, or 661-378-9636 for international callers, and referencing conference ID 4250019. A live audio webcast of the call will also be available on the investor relations section of our website at http://ir.healthequity.com.
Non-GAAP financial information
To supplement our financial information presented on a GAAP basis, we disclose non-GAAP financial measures, including Adjusted EBITDA, non-GAAP net income, and non-GAAP net income per diluted share.
•Adjusted EBITDA is adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, gains and losses on marketable equity securities, and other certain non-operating items.
•Non-GAAP net income is calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, and gains and losses on marketable equity securities, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.
•Non-GAAP net income per diluted share is calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.
Non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company cautions investors that non-GAAP financial information, by its nature, departs from GAAP; accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the results of other companies. In addition, while amortization of acquired intangible assets is being excluded from non-GAAP net income, the revenue generated from those acquired intangible assets is not excluded. Whenever we use these non-GAAP financial measures, we provide a reconciliation of the applicable non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed in the tables below.
About HealthEquity
HealthEquity and its subsidiaries administer HSAs and other consumer-directed benefits for our more than 12 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to connect health and wealth and value our culture of remarkable “Purple” service. For more information, visit www.healthequity.com.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•the impact of the ongoing COVID-19 pandemic on the Company, its operations and its financial results;
•our ability to realize the anticipated financial and other benefits from combining the operations of WageWorks with our business in an efficient and effective manner;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged health savings accounts and other consumer-directed benefits;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•recent and potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology and communications systems and successfully manage our growth;
•our ability to protect our brand and other intellectual property rights; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our most recent Annual Report on Form 10-K and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.
Investor Relations Contact
Richard Putnam
801-727-1209
rputnam@healthequity.com

Reconciliation of net income outlook to Adjusted EBITDA outlook (unaudited)

Outlook for the year ending
(in millions)	January 31, 2021
Net income	$5 - 8
Interest income	(1)
Interest expense	34
Income tax provision	3 - 4
Depreciation and amortization	39
Amortization of acquired intangible assets	76
Stock-based compensation expense	43
Merger integration expenses	40
Other	(3)
Adjusted EBITDA	$236 - 240
Reconciliation of net income outlook to non-GAAP net income outlook and non-GAAP net income per diluted share outlook (unaudited)

Outlook for the year ending
(in millions, except per share data)	January 31, 2021
Net income	$5 - 8
Income tax provision	3 - 4
Income before income taxes - GAAP	8 - 12
Non-GAAP adjustments:
Amortization of acquired intangible assets	76
Stock-based compensation expense	43
Merger integration expenses	40
Total adjustments to income before income taxes - GAAP	159
Income before income taxes - Non-GAAP	167 - 171
Income tax provision - Non-GAAP (1)	42 - 43
Non-GAAP net income	125 - 128

Diluted weighted-average shares	75
Non-GAAP net income per diluted share (2)	$1.67 - 1.71
(1) The Company utilizes a normalized non-GAAP tax rate to provide better consistency across the interim reporting periods within a given fiscal year by eliminating the effects of non-recurring and period-specific items, which can vary in size and frequency, and which are not necessarily reflective of the Company’s longer-term operations. The normalized non-GAAP tax rate applied to each period presented was 25%. The Company may adjust its non-GAAP tax rate as additional information becomes available and in conjunction with any other significant events that may materially affect this rate, such as merger and acquisition activity, changes in business outlook, or other changes in expectations regarding tax regulations.
(2) Non-GAAP net income per diluted share may not calculate due to rounding of non-GAAP net income and diluted weighted-average shares.

Certain terms

Term	Definition
HSA	A financial account through which consumers spend and save long-term for healthcare on a tax-advantaged basis.
CDB	Consumer-directed benefits offered by employers, including flexible spending and health reimbursement arrangements (“FSAs” and “HRAs”), Consolidated Omnibus Budget Reconciliation Act (“COBRA”) administration, commuter and other benefits.
HSA member	Consumers with HSAs that we serve.
Total HSA Assets	HSA members' deposits with our federally insured custodial depository partners and custodial cash deposits invested in an annuity contract with our insurance company partner. Total HSA Assets also includes HSA members' investments in mutual funds through our custodial investment fund partner.
Client	Our employer clients.
Total Accounts	The sum of HSAs and CDBs on our platforms.
Client-held funds	Deposits held on behalf of our Clients to facilitate administration of our CDBs
Network Partner	Our health plan partners, benefits administrators, and retirement plan recordkeepers.
Adjusted EBITDA	Adjusted earnings before interest, taxes, depreciation and amortization, amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, gains and losses on marketable equity securities, and other certain non-operating items.
Non-GAAP net income
Calculated by adding back to GAAP net income (loss) before income taxes the following items: amortization of acquired intangible assets, stock-based compensation expense, merger integration and acquisition-related costs, and gains and losses on marketable equity securities, and subtracting a non-GAAP tax provision using a normalized non-GAAP tax rate.

Non-GAAP net income per diluted share	Calculated by dividing non-GAAP net income by diluted weighted-average shares outstanding.